UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One AAR Place, 1100 N. Wood Dale Road Wood Dale, Illinois	60191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 227-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On August 31, 2006, AAR CORP. (the “Company”) entered into a credit agreement with various financial institutions, as lenders and LaSalle Bank National Association, as administrative agent for the lenders (the “LaSalle Credit Agreement”).  The LaSalle Credit Agreement creates a $140 million unsecured revolving credit facility that the Company can draw upon for general corporate purposes.  Under certain circumstances, the Company may request an increase to the revolving commitment by an aggregate amount of up to $35 million, not to exceed $175 million in total.   The LaSalle Credit Agreement expires on August 31, 2010.  Borrowings under the LaSalle Credit Agreement bear interest at the London Interbank Offered Rate (“LIBOR”) plus 125 to 200 basis points based on certain financial measurements.

The LaSalle Credit Agreement in part requires the Company to comply with certain financial covenants, including a fixed charge coverage ratio, a leverage ratio, and a minimum tangible net worth.  The LaSalle Credit Agreement also contains certain affirmative and negative covenants, including those relating to financial reporting and notification, payment of indebtedness, taxes and other obligations, compliance with applicable laws, and limitations on additional liens, indebtedness, acquisitions, investments and disposition of assets.

The foregoing description of the LaSalle Credit Agreement is qualified in its entirety by reference to the full text of the LaSalle Credit Agreement.  A copy of the LaSalle Credit Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02         Termination of a Material Definitive Agreement

On August 31, 2006, the Company terminated its secured revolving credit agreement between the Company and Merrill Lynch Capital (the “Merrill Credit Agreement”).  No borrowings were outstanding at the date of termination. In addition, no material termination penalties or fees resulted from the termination.  The Merrill Credit Agreement was terminated in light of the Company entering into the LaSalle Credit Agreement, referred to in Item 1.01 above.

Item 9.01         Financial Statements and Exhibits

(d)                           Exhibits

10.1                           Credit Agreement dated as of August 31, 2006 among AAR CORP., LaSalle Bank National Association, as administrative agent, and the various financial institutions party hereto (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   September 5, 2006

AAR CORP.
By:	/s/ TIMOTHY J. ROMENESKO
Timothy J. Romenesko
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement dated August 31, 2006 among AAR CORP., LaSalle Bank National Association, as administrative agent, and the various financial institutions party hereto (filed herewith).